                                                                   EXHIBIT 10.KK

                               CONTRACT OF SALE

     This Contract of Sale (the "Contract') is made and entered into to be effective as of the date determined in accordance with Section 12.14 hereof (the
                                                       -------------
"Effective Date") by and between COMPUCOM SYSTEMS, INC., a Delaware corporation ("Seller"), and MCSI REALTY CO., LLC, a Kentucky limited liability company ("Purchaser").


                               SECTION 1. DEFINED

     1.1  Definitions. As used herein, the following terms shall have the
          -----------
meanings respectively indicated:

     "Business Day" means any day on which business is transacted by national banks in Boone County, Kentucky.

     "Closing" means the consummation of the purchase of the Property by Purchaser from Seller in accordance with the terms and provisions of Section 8.
                                                                     ---------
     "Closing Date" means the date specified in Section 8.1 on which the Closing
                                                -----------
will be held.

     "Closing Documents" means the documents to be executed and delivered by Seller and Purchaser at the Closing pursuant to Section 8.2.
                                                -----------

     "Earnest Money Deposit" means that portion of the Purchase Price deposited by Purchaser in escrow with the Title Company at the time and in the form and amount specified in Section 3.2, plus any interest accrued thereon.
                    -----------

     "Effective Date" means the date determined in accordance with Section 12.14
                                                                   -------------
hereof.

     "Environmental Laws" means any and all federal, state and/or local laws, regulations and legal requirements that exist on the Closing Date pertaining to
(A) the protection of health, safety and the indoor and outdoor environment, (B) the conservation, management or use of natural resources and wildlife, (C) the protection or use of surface water and groundwater, (D) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material of (E) pollution (including, without limitation, any Release to air, land, surface water and groundwater), and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986,42 U.S.C. 6901 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. App. 1801 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. 2701 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq.; the National Environmental Policy Act of 1969, 42 U.S.C. 400(f) et seq.; any similar, implementing or successor law to any of the foregoing and any amendment, rule, regulation, order or directive issued thereunder, and any similar law, rule or regulation of the State of Kentucky.

--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc.  Page 1

     "Hazardous Material" means any substance, chemical, compound, product, solid gas, liquid, waste, byproduct, pollutant, contaminant or material that is hazardous or toxic, and includes, without limitation, (A) asbestos, polycholorinated biphenyls and petroleum; and (B) any such material classified or regulated as "hazardous" or "toxic" or as a "contaminant" or "pollutant" under the laws of the State of Kentucky or any Environmental Law.

     "Inspection Period" means the fifteen (15) day period described in Section
                                                                        -------
5.1 hereof.
---

    "Land" means all of that certain lot, tract or parcel of land, containing approximately 15.4 acres, located in Boone County, Kentucky and being more fully described on Exhibit "A", on which is constructed a warehouse and an attached
             -----------
office building located at 4281 Olympic Boulevard, Erlanger, Kentucky, together with all and singular the rights appurtenant to that land. On Purchaser's acceptance of the Survey and Seller's consent thereto, the metes and bounds description contained thereon shall be the description of the Land for purposes of this Contract and shall be attached and substituted as Exhibit "A".
                                                          -----------

    "Permitted Exceptions" means (a) those exceptions or conditions that affect or may affect Seller's title to or use of the Property that are approved or deemed to be approved by Purchaser in accordance with Section 4.4, and (b)
                                                      -----------
building restrictions and zoning regulations heretofore or hereafter adopted by any municipal or other public authority related to the Property, and (c) taxes for the year 1999 and subsequent years.

     "Project" means the building and improvements situated upon the Land.

     "Property" means, collectively, the Land and the Project.

     "Purchase Price" means the total consideration to be paid by Purchaser to Seller for the purchase of the Property.

    "Release" means any soiling, migrating, seeping, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Material into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks and other receptacles containing or previously containing any Hazardous Material.

    "Title Company" means Chicago Title Insurance Company, 1950 Citizens Plaza, Louisville, Kentucky 40202, Attention Mr. Kelly Terwillinger (Phone 502-585-2567; Fax 502-584-3619).

    "Title Exception" means any lien, mortgage, security interest, encumbrance, pledge, assignment, claim, charge, lease (surface, space, mineral, or otherwise), condition, restriction, option, conditional sale contract, right of first refusal, restrictive covenant, exception, easement (temporary or permanent), right-of-way, encroachment, overlap, or other outstanding claim, interest, estate, or equity of any nature which affects the Property, exclusive of zoning ordinances.

    "Title Underwriter" means Chicago Title Insurance Company.

     1.2  Other Defined Terms. Certain other defined terms shall have the
          -------------------
respective meanings assigned to them elsewhere in this Contract.


                   SECTION 2. AGREEMENT OF PURCHASE AND SALE

--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc.  Page 2

    On and subject to the terms and conditions stated in this Contract and for the consideration stated herein, Seller hereby sells and agrees to convey the Property to Purchaser, and Purchaser hereby agrees to purchase and acquire the Property from Seller. Property shall be conveyed subject to the Permitted Exceptions.

                           SECTION 3. PURCHASE PRICE

     3.1  Purchase Price. The purchase price shall be SEVEN MILLION FIVE HUNDRED
          --------------
FORTY-ONE THOUSAND AND NO/100 DOLLARS ($7,541,000.00) (the "Purchase Price").


     3.2  Earnest Money Deposit. Within three (3) business days after the
          ---------------------
Effective Date, Purchaser shall deliver the Earnest Money Deposit in cash to the Title Company, and the Earnest Money Deposit shall thereafter be held by the Title Company in escrow to be applied or disposed of by it as is provided in this Contract. The Earnest Money Deposit shall be in the amount of TWO HUNDRED FIFTY THOUSAND AND NO/1OO DOLLARS ($250,000.00). The Title Company is hereby instructed to hold the Earnest Money Deposit in an interest bearing account. All interest earned shall become part of the Earnest Money Deposit to be applied or disposed of in the same manner as the Earnest Money Deposit, as provided in this Contract. If the purchase and sale hereunder is consummated, then the Earnest Money Deposit shall be applied to be cash portion of the Purchase Price at the Closing. In all other events, the Earnest Money Deposit shall be disposed of by the Title Company as provided in this Contract. In the event that Purchaser fails to deliver the Earnest Money Deposit within the specified time, then this Contract shall be automatically terminated and neither Seller nor Purchaser shall have any rights or obligations hereunder.


     3.3  Payment of Purchase Price. The Purchase Price shall be payable to
          -------------------------
Seller through the Title Company in cash or by cashier's check or by wire transfer or other immediately available United States Federal funds at Closing. The Earnest Money Deposit shall be delivered to the Seller and applied as a credit against the Purchase Price.

                          SECTION 4. TITLE AND SURVEY


     4.1  Tide Commitment; Exception Documents.
          ------------------------------------

          (a) Within fifteen (15) days after the Effective Date, Seller shall cause to be furnished to Purchaser a current Commitment for Title Insurance (the "Title Commitment") issued by the Title Company, on behalf of the Title Underwriter. The Title Commitment shall set forth the state of title to the Property as of a date not more than thirty (30) days prior to the Effective Date, including a list of Title Exceptions affecting the Property that would appear in an owner's title policy, if one were issued. The Title Commitment shall contain the expressed commitment of the Title Company to issue the Title Policy (as hereinafter defined) to Purchaser in the amount of the Purchase Price, insuring the title to the Property as is specified in the Title Commitment, with the standard printed exceptions. The cost and expense of the Title Commitment shall be paid by Purchaser.

          (b) Within fifteen (15) days after the Effective Date, Seller shall also cause to be furnished to Purchaser true, correct, and legible copies of all instruments (the "Exception

--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc.  Page 3

     Documents") that create or evidence Title Exceptions affecting the Property, including those described in Schedule B, Section 2, of the Title Commitment.

          (c) Within fifteen (15) days after the Effective Date, Seller shall cause to be furnished to Purchaser a copy of an environmental site assessment of the Property prepared by The Payne Firm, Inc. of Cincinnati, Ohio, Project #0763.01, dated March 12, 1999.

     4.2  Survey. Seller shall, within twenty (20) days after the Effective
          ------
Date, deliver to Purchaser and the Title Company three (3) prints of an ALTA as-built survey of the Property (the "Survey"). The certificate of the surveyor shall run to the Title Company, Seller and Purchaser. The cost of the Survey shall be shared equally between Seller and Purchaser.


     4.3  Review of Title Commitment, Survey and Exception Documents. Purchaser
          ----------------------------------------------------------
shall have a period of fifteen (15) days (the "Title Review Period") after Purchaser's receipt of the last to be received of the Title Commitment, the Exception Documents, and the Survey in which to give written notice to Seller specifying Purchaser's objections to one or more of those items ("Objections"), if any. Any item contained in the Title Commitment, the Exception Documents or the Survey to which Purchaser does not object during the Title Review Period shall be deemed a Permitted Exception.

     4.4  Seller's Obligation to Cure; Purchaser's Right to Terminate. If
          -------------------------------------------------------------
Purchaser timely notifies Seller in writing of Objections to the Title Commitment, the Exception Documents or the Survey prior the expiration of the Title Review Period, then Seller may, within ten (10) business days after Seller's receipt of Purchaser's notice (the "Cure Period"), but shall not be required to, cure or remove such Objection. If Seller fails either to cure or remove any Objections prior to the expiration of the Cure Period, then Purchaser shall have the option of either (i) waiving the unsatisfied Objections, in which event those unsatisfied Objections shall become Permitted Exceptions, or (ii) terminating this Contract and receiving back the Earnest Money Deposit, in which latter event Seller and Purchaser shall have no further obligations, one to the other, with respect to the subject matter of this Contract, except as provided in Section 5.2. If Purchaser fails to deliver written notice of termination to
   -----------
Seller within five (5) days after the expiration of the Cure Period, then Purchaser shall be deemed to have waived and accepted the unsatisfied Objections, which (together with all Title Exceptions to which Purchaser has not objected) shall become Permitted Exceptions, with no reduction in the Purchase Price, and Purchaser shall have no further right to terminate this Contract under this Section 4.4.
           -----------

     4.5  Tide Policy. At the Closing, Seller shall cause a standard ALTA Owner
          -----------
Policy of Title Insurance with extended coverage (the "Title Policy") to be furnished to Purchaser. The Title Policy shall be issued by the Title Company, on behalf of the Title Underwriter, in the amount of the Purchase Price, and insuring title to the Property, subject only to the Permitted Exceptions. The Title Policy shall contain the following endorsements: survey, access, tax lot, subdivision and 3.0 zoning. Seller shall cause the Title Policy to be issued to Purchaser subject to the Permitted Exceptions and free and clear of all standard or general exceptions. The cost of the Title Policy shall be paid by Purchaser, and Purchaser shall bear the cost and expense of any endorsements in addition to those specified above.


                          SECTION 5. INSPECTION PERIOD

     5.1  Inspection Period. During the period commencing with the Effective
          -----------------
Date and ending fifteen (15) days thereafter (the "Inspection Period"), Purchaser shall have access to the Property at reasonable times agreed upon by Purchaser and Seller to conduct such physical inspections and other tests,


--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc. Page 4 examinations, studies, and appraisals of the Property as Purchaser deems necessary or desirable, at Purchaser's sole cost and expense, to determine if the Property is suitable for Purchaser's purposes. Purchaser shall conduct any such physical inspections, tests, examinations, studies, and appraisals in a manner that will not disturb Seller's employees who are working within the Project. All of Purchaser's inspections of the Property and tests upon the Property shall be conducted during normal business hours and in the presence of a representative of Seller.

     5.2  Indemnification. Purchaser agrees to indemnify and hold Seller
          ---------------
harmless from and against any liens, claims, or damages arising out of unpaid bills incurred by Purchaser in connection with its inspection and from and against property damages and personal injuries arising out of acts or omissions of Purchaser, its agents and representatives in connection with its inspection including, without limitation, any and all demands, actions or causes of action, assessments, losses, costs, liabilities, interest and penalties, and reasonable attorney's fees suffered or incurred by Seller as a result of Purchaser's conduct of the review. Purchaser shall repair or cause to be repaired any damages caused by Purchaser's review. The indemnification obligations of Purchaser in this Section 5.2 shall survive the Closing or termination of this
                  -----------
Contract for any reason.

     5.3  Right of Termination. If Purchaser is not satisfied with the condition
          --------------------
of the Property for any reason, in Purchaser's sole discretion, then Purchaser may terminate this Contract by giving written notice to Seller on or before the end of the Inspection Period, in which case the Earnest Money Deposit shall be returned to Purchaser, and the parties shall have no further obligations under this Contract, to the other, except as provided in Section 5.2. If Purchaser
                                                   -----------
fails to notify Seller in writing before the expiration of the Inspection Period that Purchaser has terminated this Contract pursuant to this Section 5.3, then
                                                             -----------
(a) Purchaser shall be deemed to have accepted the condition of the Property,
(b) Purchaser's right to terminate this Contract pursuant to this Section 5.3
                                                                  -----------
shall be deemed waived, and (c) the Earnest Money Deposit shall be non-refundable in any event other than Seller's default or Purchaser's termination of the Contract under the provisions of Section 4.4.
                                        -----------


        SECTION 6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

     6.1  Representations and Warranties of Seller. Seller makes those
          ----------------------------------------
representations and warranties to Purchaser as are set forth in paragraphs (a) through (p) of this Section 6. 1. These representations and warranties are made
                    ------------
as of the Effective Date and as of the Closing Date, except where specific reference is made to another date or dates. Representations and warranties set forth in this Section 6.1 which are qualified with the phrase "to the knowledge
              -----------
of Seller" or words of similar import mean the current, actual knowledge of only
M. Lazane Smith, Senior Vice President Finance and Chief Financial Officer of Seller, Shelly Christenson, Manager of Real Estate Services of Seller, and Chris Rahschulte, Manager of Inventory Control of Seller, without any investigation of the facts being represented to verify whether they are true and correct.

          (a) Seller is a corporation, duly organized, validly existing and in good standing under the laws of Delaware.

          (b) This Contract has been duly authorized by all requisite action by Seller. Neither the execution and delivery of this Contract nor the consummation of the sale provided for herein will constitute a violation or breach by Seller of any provision of any agreement or other

--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc. Page 5 instrument to which Seller is a party or, to the knowledge of Seller, by which the Property is bound.

          (c)  There are no parties in possession of the Property, except
     Seller.

          (d) Seller has, and at the Closing Date Seller shall have, and shall convey to Purchaser by general warranty deed, good and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions.

          (e) Seller has not received written notice from any governmental or quasi-governmental agency requiring Seller to correct any condition with respect to all or any portion of the Project by reason of a violation of any legal requirement which has not been corrected.

          (f) Seller is not a foreign person, as that term is defined in Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder;

          (g) Seller has not received written notice of any pending condemnation proceedings, eminent domain proceedings or similar actions against the Property or any portion thereof.

          (h) Seller has not received written notice of pending or threatened litigation affecting or questioning Seller's title to, or operations at, the Property.

          (i) There are no tenant leases or tenancy contracts affecting the Property.

          (j) There are no equipment leases or service, maintenance, management or other similar contracts affecting the Property except those expressly permitted by Section 6.3(a) hereof
                  --------------

          (k) The consummation of the sale provided for herein will not result in or constitute a violation or breach of any judgment, order, writ, injunction or decree issued against Seller.

          (1) There are no attachments, levies, executions, assignments for the benefit of creditors, receivership, conservatorship, or involuntary proceedings in bankruptcy (or pursuant to any other applicable insolvency or relief laws) pending or, to Seller's knowledge threatened in writing against Seller, nor has Seller filed any involuntary bankruptcy proceedings.

          (m) Except for a common area charge imposed by Circleport III on a monthly basis, Seller has neither received nor has any knowledge of any pending or threatened lien or special assessment to be made against the Property by any governmental authority.

          (n) No person, firm, corporation or other entity of any kind has any right of first refusal or similar right or option to acquire the Property from Seller or to use the Property. To the knowledge of Seller, from and after May 10, 1999 (which is the date Seller acquired the Property), no labor has been performed on, and no material has been furnished for, the Property or any part thereof, on behalf of Seller, for which Seller has not heretofore fully paid.

          (o) Except as may be set forth in that certain environmental site assessment prepared by The Payne Firm, Inc. of Cincinnati, Ohio (Project #0763.01) dated March 12, 1999, to the knowledge of Seller, (1) Seller has not received any written communication that alleges that Seller

--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc. Page 6 is not in full compliance with any applicable Environmental Law, (2) Seller has not caused any Release or threatened Release of any Hazardous Material in, on, under or from the Property, (3) the Property does not contain any underground storage tanks, and (4) Seller has not generated, treated, stored, or disposed of, or otherwise deposited in or located on, or released on or to the Property, any Hazardous Material.

          (p) Seller has experience in financial and business matters that enables it to evaluate the risks and merits of the transactions contemplated hereby.

     6.2  Survival Beyond Closing. The representations set forth in paragraphs
          -----------------------
(a), (b) and (f) of this Section 6.1 shall survive the Closing. The other
                         -----------
representations and warranties set forth above shall survive the Closing to the date occurring nine (9) months after the Closing Date, at which time such representations and warranties shall terminate and be of no further force or effect.

     6.3  Covenants and Agreements of Seller. Seller hereby covenants with
          ----------------------------------
Purchaser that subsequent to the Effective Date Seller will not, without the prior written approval of Purchaser, enter into any contracts, leases or other commitments that will survive Closing other than the following:

          (a) Seller may enter service contracts that are terminable without penalty on thirty (30) days notice or less; or

          (b) Seller may enter contracts for emergency repairs to the Property (provided, no consent of Purchaser shall be required for any expenditure required to prevent imminent danger to persons or property),

          (c) Between the Effective Date and the Closing Date, Seller shall maintain the Property in its present repair, order and condition (reasonable wear and use excepted),

          (d) Between the date of this Contract and the Closing Date, Seller, at Seller's sole expense, shall keep all of the Property fully insured on a basis presently maintained by Seller, and

          (e) Between the date of this Contract and the Closing Date, Seller shall materially comply with all laws applicable to the use of any of the Property or to the conduct of the respective business conducted with relation to the Property.

             SECTION 7. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     7.1  Representations and Warranties of Purchaser. Purchaser represents,
          -------------------------------------------
warrants, covenants, and agrees with Seller as of the Effective Date and as of the Closing Date, except where specific reference is made to another date or dates, that:

          (a) Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of Maryland.

          (b) This Contract has been duly authorized by all requisite action by Purchaser. Neither the execution and delivery of this Contract nor the consummation of the sale provided for herein will constitute a violation or breach by Purchaser of any provision of any agreement or other instrument to which Purchaser is a party.


--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc.  Page 7

          (c) Purchaser has the full right, power, and authority to purchase the Property from Seller as provided in this Contract and to carry out Purchaser's obligations under this Contract, and all requisite action necessary to authorize Purchaser to enter into this Contract and to carry out Purchaser's obligations hereunder has been or on or before Closing will have been taken;

          (d) Purchaser has experience in financial and business matters that enable it to evaluate the risks and merits of the transactions contemplated hereby; and

          (e) Purchaser hereby acknowledges that Purchaser has had and will have, pursuant to this Contract, an adequate opportunity to make such legal, factual, and other inquiries and investigations as it deems necessary, desirable, or appropriate with respect to the Property, including, without limitation, the physical and environmental condition thereof. Such inquiries and investigations of Purchaser shall be deemed to include, but shall not be limited to, any service contracts pertaining to the Property, the physical components of all portions of the Property, the condition of the Property, the existence of any wood-destroying organisms on the Property, such state of facts as an accurate survey and inspection would show, the present and future zoning ordinances, resolutions, and regulations of the city, county, and state where the Property is located, and the value and marketability of the Property.

     7.2  Survival Beyond Closing. The representations and warranties of
          -----------------------
Purchaser contained in this Contract as set forth in Section 7.1 shall survive
                                                     -----------
the Closing.

                              SECTION 8. CLOSING

     8.1  Date and Place of Closing. The Closing shall take place at the offices
          -------------------------
of the Title Company on or before the twentieth (20th) day after the end of the Inspection Period (or the nearest Business Day thereafter in the event said twentieth (20th) day is not a Business Day). By mutual written agreement, Seller and Purchaser may select an earlier or later date as the Closing Date

     8.2  Conditions Precedent to Purchaser's Obligation to Close.
          -------------------------------------------------------

          (a) Purchaser's obligations under this Contract to close the purchase and sale of the Property are subject to the satisfaction of all of the following conditions at or before the Closing Date; provided, however, that satisfaction of any of the following conditions may be waived by Purchaser:

               (i) No suit, action, action or other proceeding shall be threatened or pending before any court or governmental agency seeking to restrain or prohibit or to obtain damages or other relief in connection with this Contract or the consummation of any of the transactions contemplated hereby.

               (ii) The representations and warranties of Seller contained in this Contract shall be true and correct in all material respects as if made at and as of the Closing Date.

               (iii) On the Closing Date, all of the covenants, conditions, agreements, requirements and obligations of Seller contained in this Contract and required to be performed before the Closing by Seller shall have been duly performed in all material

--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc. Page 8 respects, and Seller shall have materially complied with all terms and conditions applicable to Seller under this Contract.

               (iv) Since the Effective Date of this Contract, there shall have occurred no material loss, damage or destruction to any of the Property or any other event that materially adversely affects or threatens to materially adversely affect the ability of Purchaser to use the Property in the manner presently used by the Seller.

          (b) Seller's obligations under this Contract to close the purchase and sale of the Property are subject to the satisfaction of all of the following conditions at or before the Closing Date; provided, however, the satisfaction of any of the following conditions may be waived by the
     Seller:

               (i) All representations and warranties of Purchaser contained in this Contract shall be true and correct in all material respects as if made at and as of the Closing Date.

               (ii) On the Closing Date, all of the covenants, conditions, contracts, requirements and obligations of Purchaser contained in this Contract and required to be performed before the Closing Date by Purchaser shall have been performed, and Purchaser shall have materially complied with all terms or conditions of this Contract applicable to Purchaser.

     8.3  Seller's Obligations at Closing. At Closing, Seller shall:
          -------------------------------

          (a) deliver to Purchaser a General Warranty Deed (the "Deed") in the form of Exhibit B attached hereto and made a part hereof for all purposes,
             ---------
     executed and acknowledged by Seller and in recordable form, conveying the Real Property to Purchaser free and clear of all encumbrances except the Permitted Exceptions;

          (b) deliver to Purchaser a FIRPTA Affidavit (the "FIRPTA Affidavit") in the form of Exhibit C attached hereto and made a part hereof for all
                    ---------
     purposes, duly executed by Seller, stating that Seller is not a "foreign person" as defined in the federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, and in the event Seller is unable or unwilling to deliver the FIRPTA Affidavit, in lieu thereof the funds payable to Seller shall be adjusted in such a manner as to comply with the withholding provisions of such statutes;

          (e) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

          (d) deliver to Purchaser all available keys to the Property in Seller's possession; and

          (e) deliver to Purchaser such evidence as Purchaser's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller.

     8.4  Purchaser's Obligations at Closing. At Closing, Purchaser shall:
          ----------------------------------

--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc.  Page 9

          (a)  pay to Seller the Purchase Price in cash pursuant to Section 3.3
                                                                    -----------
     above, it being agreed that the Earnest Money shall be delivered to Seller at Closing and applied towards payment of such amount;

          (b)  join with Seller in execution of the Deed; and

          (c) deliver to Seller such evidence as Seller's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser.

     8.5  Adjustments at Closing. The following items shall be adjusted or
          ----------------------
prorated between Seller and Purchaser with respect to the Property:


          (a) Real estate taxes relating to the Property for the calendar year of the Closing shall be prorated between Seller and Purchaser as of 12:01 a.m. on the Closing Date. If the actual amount of taxes for the calendar year of the Closing is not known as of the Closing Date, the proration shall be based on the amount of taxes due and payable with respect to the Property for the calendar year immediately preceding the calendar year of the Closing, and Seller shall pay to Purchaser in cash (or by credit on Purchaser's closing statement) at the Closing Seller's pro rata portion of those taxes. When the amount of taxes levied against the Property for the year of Closing is known, either Seller or Purchaser shall have the right to have the proration amount readjusted with the result that Seller shall pay for those taxes attributable to the period of time prior to the Closing Date and Purchaser shall pay for those taxes attributable to the period of time commencing with and following the Closing Date; provided, however, that to avail itself of the right to have the proration amount readjusted, the party seeking readjustment must deliver to the other party a written request to that effect on or before August 1 of the calendar year immediately following the year of Closing. Seller shall not be responsible for all subsequent assessments for prior years due to change in land usage or ownership. Payments after the Closing Date shall be made in immediately available funds to the applicable party at its address set forth in Section
                                                                         -------
     12.2.
     ----

          (b) All other taxes (other than the Kentucky transfer tax), including, without limitation, personal property, business, and occupation taxes, if any (based on the most current available information) shall be prorated as of 12.01 a.m. on the Closing Date, or charged on the basis of applicable governmental records, and shall be readjusted when the actual bills are available, if necessary.

          (c) Telephone contracts and contracts for the supply of heat, steam, electric power, gas, lighting, water and sewer and any other utility service shall be prorated as of 12.01 a.m. on the Closing Date. All deposits, if any, made by Seller as security under any such public service contract shall be credited to Seller if the same remain on deposit for the benefit of Purchaser. Where possible, cut-off meter readings shall be secured for all utilities as of 12.01 a.m. on the Closing Date.

          (d) Fees paid or payable for transferable licenses shall be prorated as of 12.01 a.m. on the Closing Date.

          (e) With respect to the Project, Seller's insurance shall be canceled on the Closing Date, and Seller shall retain all prepaid premiums. Purchaser shall arrange for immediate effectiveness of Purchaser's own insurance coverage as of the Closing Date.

--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc. Page 10

          (f) As of 12:01 a.m. on the Closing Date, such other items shall be prorated as are provided for in this Contract or as are normally prorated and adjusted in the sale of real property, including, without limitation, all deposits and prepaid items that inure to the benefit of Purchaser (including, but not limited to, prepaid insurance). In making apportionments, all rents and similar items shall be prorated on the basis of the number of days of occupancy before and after the time set for such adjustments to be made, and all prepaid taxes, charges and impositions shall be prorated on the basis of the number of days of the applicable tax year, or on the basis of unit costs or, if this is not practicable, on the basis of the number of days before and after that time.

          (g) All other income and ordinary operating expenses of the Property (except public utilities, for which each party shall deal directly with the service provider), including, without limitation, maintenance, management, and other service charges, and all other normal operating charges with respect to the Property shall be prorated at the Closing effective as of 12:01 a.m. on the Closing Date, and appropriate cash adjustments shall be made by Purchaser and Seller.

     If, following the Closing, Purchaser or Seller discover any errors or omissions in the prorations or adjustments approved at Closing, then either party shall have the right to obtain a correction of the error or omission provided written request, and the rational basis therefor, for such correction is delivered within 180 days after Closing. All such corrections requested within this 180 day period shall be resolved within 60 days of request.

     8.6  Possession and Closing. Possession of the Property shall be delivered
          ----------------------
to Purchaser by Seller at the Closing, subject only to the Permitted Exceptions.

     8.7  Costs of Closing. Each party is responsible for paying the legal fees
          ----------------
of its counsel in negotiating, preparing, and closing the transaction contemplated by this Contract. Seller is responsible for paying (a) one-half (1/2) of the applicable Kentucky transfer tax, (b) one-half (1/2) of the cost of the Survey, (c) one-half (1/2) of the Title Company's escrow fees, (d) one-half (1/2) of the fees for recording the Deed, the Bill of Sale, and any other instrument used to convey the Property to Purchaser, and (e) the other fees, costs, and expenses identified herein as being the responsibility of Seller. Purchaser shall be responsible for (a) one-half (1/2) of the applicable Kentucky transfer tax, (b) the entire cost of the premium for the Title Policy, including all of the premiums for endorsements not specified in Section 4.5, (c) one-half
                                                      -----------
(1/2) of the cost of the Survey, (d) one-half (1/2) of the Title Company's escrow fees, (e) one-half (1/2) of the fees for recording the Deed, the Bill of Sale, and any other instrument used to convey the Property to Purchaser, and (f) the other fees, costs and expenses identified herein as being the responsibility of Purchaser. All other expenses shall be allocated between the parties in the customary manner for closings of real property similar to the Property in the area in which the Property is located. This Section 8.6 shall survive the Closing for all purposes.

     8.8  Indemnification. Any and all costs and expenses relating to the
          ---------------
operation, management or ownership of the Property incurred by Seller prior to the Closing Date are the responsibility of Seller and Seller shall pay the same and shall indemnify and hold Purchaser harmless therefrom. Any and all costs and expenses relating to the operation, management or ownership of the Property for the period of time commencing with and following the Closing Date are the responsibility of Purchaser and Purchaser shall pay the same and shall indemnify and hold Seller harmless therefrom. This indemnification shall survive the Closing.

                        SECTION 9. DEFAULTS AND REMEDIES

--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc. Page 11

     9.1  Default by Purchaser. In the event that Purchaser should fail to
          --------------------
consummate this Agreement for any reason, except Seller's default or the termination of this Agreement by either Seller or Purchaser as herein expressly provided, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Earnest Money, as liquidated damages for the breach of this Agreement, it being agreed between Seller and Purchaser that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof.

     9.2  Default by Seller. In the event that Seller should fail to consummate
          -----------------
this Agreement for any reason, except Purchaser's default or the termination of this Agreement by either Seller or Purchaser, as herein expressly provided, Purchaser shall be entitled, as its only remedies, either (a) to enforce specific performance of this Agreement, or (b) to the return of the Earnest Money, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder. Purchaser shall determine, in its sole discretion, which of the two remedies described in the preceding sentence it shall elect.

     9.3  Payment of Earnest Money Deposit. Upon termination of this Contract
          --------------------------------
pursuant to the terms hereof, or upon the occurrence of a default of Purchaser or Seller hereunder, the Earnest Money Deposit shall be forthwith tendered by the Title Company to the party entitled thereto pursuant to this Contract. Purchaser and Seller, respectively, agree promptly on written request from the other, to execute and deliver any documents necessary to cause the Title Company to deliver the Earnest Money Deposit as required by this Contract.


                       SECTION 10. BROKERAGE COMMISSIONS

     Each party hereby warrants that it has not engaged any broker in connection with this transaction. Each party (the "Indemnifying Party") hereby indemnities and agrees to hold the other party (the "Indemnified Party") harmless from any loss, liability, damage, cost, or expense (including, but not limited to, reasonable attorneys' fees) resulting to the Indemnified Party from any obligation incurred by the Indemnifying Party to any real estate broker, finder, agent or other party in connection with this transaction. The provisions of this Section shall survive the Closing.


                   SECTION 11. "AS IS" NATURE OF TRANSACTION


     The Purchaser acknowledges that, Purchaser will have ample opportunity to inspect and examine the Property to the extent deemed necessary by Purchaser in order to enable Purchaser to evaluate the purchase of the Property. Purchaser represents that it is a knowledgeable purchaser of real estate and that it is relying solely on its own expertise and that of its consultants, and Purchaser may in its discretion conduct such investigations and inspections of the Property including but not limited to the physical and environmental conditions thereof, and will rely upon same and upon Seller's representations in Section
                                                                      -------
6.1, and shall assume the risk of any adverse matters that may not have been
---
revealed by Purchaser's inspections and investigation. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT PURCHASER IS ACQUIRING THE PROPERTY ON AN "AS IS, WHERE IS" BASIS AND WITH ALL FAULTS, WITHOUT REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 6.1 HEREOF. PURCHASER FURTHER ACKNOWLEDGES THAT EXCEPT AS OTHERWISE PROVIDED HEREIN, SELLER IS NOT MAKING AND HAS NOT AT ANY


--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc. Page 12

TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE ITEMS OR ANY OTHER INFORMATION PREPARED BY THIRD PARTIES WHICH IS PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. Except with respect to those representations of Seller set forth in Section 6.1 hereof, Purchaser waives and relinquishes all
                    -----------
rights and privileges arising out of, or with respect or in relation to, any representations or warranties, whether express or implied, which may have been made or given, or may have been deemed to have been made or given, by Seller or any employee, agent, contractor, broker or third party employed by or a consultant to Seller. From and after Closing, Purchaser assumes all risk and liability (and agrees that Seller shall not be liable for any special, direct, indirect, consequential or other damages) resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair, or operation of the Property. Notwithstanding any seeming contradiction, it is agreed and understood that the provisions of this Section are limited so as not to be construed as diminishing or negating (a) any of the warranties of Seller set forth in Section 6.1 hereof, and (b) any warranty of title set forth in the Deed
         -----------
and other conveyance documents to be delivered by Seller to Purchaser. SHOULD ANY CLEAN-UP RF,MEDIATION OR REMOVAL OF HAZARDOUS MATERIALS OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY PLACED OR OCCURRING ON THE PROPERTY ON OR AFTER THE CLOSING DATE BE REQUIRED AFTER THE DATE OF CLOSING, IT IS HEREBY UNDERSTOOD AND AGREED THAT SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER. THE TERMS, CONDITIONS, OBLIGATIONS AND INDEMNITIES OF THIS SECTION SHALL EXPRESSLY SURVIVE THE CLOSING AND NOT MERGE THEREIN AND SHALL BE INCLUDED IN THE DEED.

                           SECTION 12. MISCELLANEOUS


     12.1 Notices. All notices, demands, requests, and other communications
          -------
required or permitted hereunder shall be in writing, and shall be deemed to be delivered on receipt if delivered by hand delivery, or via facsimile transmission with confirmation mailed by regular United States Mail, or whether actually received or not, upon the deposit of both the original and the copy, as provided below, with FedEx or in a regularly maintained receptacle for the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

     If to Seller:            CompuCom Systems, Inc.
                              7171 Forest Lane
                              Dallas, Texas 75230
                              Attn: Ms. Shelly Christenson
                              Telecopier (972) 856-7721

     Copies to:               Daniel F. Susie, Esq.
                              Strasburger & Price, L.L.P.

--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc. Page 13

                              Suite 4300
                              901 Main Street
                              Dallas, Texas 75202-3714
                              Telecopier: (214) 651-4330

     If to Purchaser:         MCSI Realty Co.,
                              LLC 4750 Hempstead Station
                              Dayton, Ohio 45429
                              Attn: Ira Stanley
                              Telecopier: (937) 291-8250

     Copies to:               Bradley W. Evers, Esq.
                              Chernesky, Heyman & Kress P.L.L.
                              10 Courthouse Plaza Southwest, Suite 1100
                              Dayton, Ohio 45402
                              Telecopier: (937) 463-4947

     12.2 Governing Law. THIS CONTRACT IS BEING EXECUTED AND DELIVERED, AND IS
          -------------
INTENDED TO BE PERFORMED, IN THE STATE OF KENTUCKY, AND THE LAWS OF KENTUCKY SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF TIES CONTRACT, UNLESS OTHERWISE SPECIFIED HEREIN. TIES CONTRACT IS PERFORMABLE IN, AND THE EXCLUSIVE VENUE FOR ANY ACTION BROUGHT WITH RESPECT HERETO, SHALL LIE IN, BOONE COUNTY, KENTUCKY.

     12.3 Entirety and Amendments. This Contract embodies the entire agreement
          -----------------------
between the parties and supersedes all prior agreements and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     12.4 Parties Bound. This Contract is binding on and inures to the benefit
          -------------
of Seller and Purchaser, and their respective heirs, executors, administrators, permitted successors and assigns.

     12.5 Further Acts. In addition to the acts and deeds recited in this
          ------------
Contract and contemplated to be performed, executed, and/or delivered under this Contract, Seller and Purchaser agree to perform, execute, and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing all further acts, deeds and assurances reasonably necessary to consummate the transactions contemplated hereby as required by the terms hereof. The provisions of this Section shall survive the Closing.

     12.6 Multiple Counterparts. This Contract may be executed in any number of
          ---------------------
counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties to this Contract may execute the Contract by signing any of the counterparts.

     12.7 Time of the Essence. It is expressly agreed by Seller and
          -------------------
Purchaser that time is of the essence with respect to this Contract.

     12.8 Modification. This Contract cannot under any circumstances be
          ------------
modified orally, and no agreement shall be effective to waive, change, modify or discharge this Contract in whole or in part unless such agreement is in writing and signed by both Seller and Purchaser.

--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc. Page 14

     12.9  Risk of Loss. Seller agrees to give Purchaser prompt notice of any
           ------------
fire or other casualty affecting the Property or of any actual or threatened (to the extent that Seller has current actual knowledge thereof) taking or condemnation of all or any portion of the Property. If prior to the Closing, there shall occur:

           (a) damage to the Property caused by fire or other casualty which would cost an amount, greater than, or equal to, $50,000 to repair; or

           (b) the taking or condemnation of all or any portion of the Property which would diminish the value of the Property by $50,000 or more;

then, in such event, Purchaser shall have the right to terminate this Contract by written notice thereof delivered to Seller within fifteen (15) Business Days after Purchaser has received notice from Seller of that event. If Purchaser does not so timely elect to terminate this Contract, then the Closing shall take place as provided herein and there shall be assigned to Purchaser at the Closing all interests of Seller in and to any insurance proceeds or condemnation awards payable to Seller on account of that event, less sums which Seller incurs before the Closing to repair any of the damage. If before the Closing there occurs:

           (a) damage to the Property caused by fire or other casualty which would cost less than $50,000 to repair; or

           (b) the taking or condemnation of a portion of the Property which would not diminish the value of the Property by $50,000 or more;

then, Purchaser may not terminate this Contract and there shall be assigned to Purchaser at the Closing all interest of Seller in and to any insurance proceeds or condemnation awards payable to Seller on account of that event, less sums which Seller incurs, with Purchaser's consent (except that emergency repairs shall not require Purchaser's consent) before the Closing to repair any of the damage. If Seller elects to repair the damages so caused, Seller shall use reasonable business judgment in selecting a contractor to make the repairs and shall promptly notify Purchaser of the identity of the Contractor. If Purchaser elects, the Closing may be delayed up to forty-five (45) days in order to permit any repairs commenced by Seller to be completed.

     12.10 Assignment. Except as hereinafter provided, Purchaser may not assign
           ----------
its rights under this Contract without the prior written consent of Seller, which consent may be given or withheld in Seller's sole discretion. Purchaser may assign its rights under this Contract to a related entity provided (a) the transferee assumes all of the obligations of Purchaser hereunder pursuant to documentation and in a manner satisfactory to Seller, and (b) any such assignment shall not release or relieve Purchaser of any liability hereunder.

     12.11 Attorney's Fees. If either party hereto employs an attorney to
           ---------------
enforce or defend its rights hereunder, the prevailing party shall be entitled to recover its reasonable attorney's fees.

     12.12 IRS Reporting Requirements. For the purpose of complying with any
           --------------------------
information reporting requirements or other rules and regulations of the Internal Revenue Service ("IRS") that are or may become applicable as a result of or in connection with the transaction contemplated by this Contract, including, but not limited to, any requirements set forth in proposed Income Tax Regulation Section 1.6045-4 and any final or successor version thereof (collectively the "IRS Reporting Requirements"), Seller and Purchaser hereby designate and appoint the Title Company to act as the "Reporting Person" (as


--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc. Page 15 that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. The Title Company hereby acknowledges and accepts such designation and appointment and agrees to fully comply with any IRS Reporting Requirements that are or may become applicable as a result of or in connection with the transaction contemplated by this Contract. Without limiting the responsibility and obligations of the Title Company as the Reporting Person, Seller and Purchaser hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person, including, but not limited to, the requirement that Seller and Purchaser each retain an original counterpart of this Contract for at least four (4) years following the calendar year of the Closing.

     12.13 Effective Date of Contract. Upon execution of this Contract by
           --------------------------
Seller, this Contract shall constitute an offer by Seller to sell the Property. The offer by Seller herein contained shall automatically be withdrawn and become of no force or effect unless this Contract is accepted and executed by Purchaser and delivered to the Title Company on or before 5:00 p.m. (Central Daylight
Time) on the fifth (5"') Business Day after Seller executes this Contract. The date of delivery to the Title Company, as evidenced by the Title Company's notation below, shall be deemed to be the effective date of this Agreement ("Effective Date").

     12.14 Discharge of obligations. The acceptance of the Deed and the Bill of
           ------------------------
Sale by Purchaser at Closing shall be deemed to be a full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Contract, except those which are herein specifically stated to survive Closing.

     12.15 Confidentiality. Purchaser recognizes, understands and agrees that
           ---------------
pursuant to this Agreement it will become aware of certain information regarding the ownership, operation and management of the Property, including, specifically, without limitation, the information to be provided by Seller in connection with this transaction. Purchaser agrees that it shall not disclose any such information to any third party or parties other than those that Purchaser consults with and/or engages to assist in connection with its evaluation, inspection, and financing of the Property.

     12.16 Exhibits and Schedules. The following schedules or exhibits attached
           ----------------------
hereto (collectively, the "Exhibits") shall be deemed to be an integral part of this Contract:

           (a) Exhibit A - legal description of Land.

           (b) Exhibit B - form of general warranty deed.

           (c) Exhibit C - form of FIRPTA Affidavit.

     12.17 Entire Agreement. This Contract, including the Exhibits, contains the
           ----------------
entire agreement between Seller and Purchaser pertaining to the subject matter hereof and fully supersedes all prior agreements and understandings between Seller and Purchaser pertaining to such subject matter.

     12.18 Captions. The captions appearing at the commencement of the Sections
           --------
hereof are descriptive only and/or for convenience in reference to this Contract and in no way whatsoever define, limit or describe the scope of intent of this Contract or in any way affect this Contract.

     12.19 Severability. If any term, provision, covenant or condition or this
           ------------
Contract, or any application thereof, is held by a court of competent jurisdiction to be invalid, void or unenforceable, then

--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc. Page 16 the remaining provisions, covenants and conditions of this Contract, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

     12.20 Publicity. Except as may be required by law or regulation, before the
           ---------
Closing Date, no party hereto shall make or cause to be made any press release or public announcement with respect to any of the transactions contemplated by this Contract or the execution of this Contract or otherwise communicate with any news media with respect thereto without the prior written consent of the other party hereto. If any such announcement is so required by law or regulation, then Purchaser and Seller shall cooperate as to the timing and contents of any such press release or public announcement.









[This space is left intentionally blank. The next page is the signature page.]








--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc. Page 17

Executed by Seller on the 9                 SELLER:
day of December, 1999.                      ------

                                            COMPUCOM SYSTEMS, INC.,
                                            a Delaware corporation



                                            By: /s/ M. Lazane Smith
                                                --------------------------------
                                                M. Lazane Smith
                                                Senior Vice President Finance
                                                 and Chief Financial Officer

Executed by Purchaser on the 9              BUYER:
day of December, 1999.                      -----

                                            MCSI REALTY CO., LLC,
                                            a Kentucky limited liability company



                                            By: /s/ Michael E. Peppel
                                                --------------------------------
                                                Michael E. Peppel
                                                Member and Attorney in Fact



--------------------------------------------------------------------------------
Contract of Sale/Erlanger Distribution Facility - CompuCom Systems, Inc. Page 18